Exhibit 99.(d)(5)

Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of October 5, 2021

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee %
WisdomTree U.S. Efficient Core Fund	0.20%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree CBOE S&P 500 PutWrite Strategy Fund	0.44%
WisdomTree Dynamic Currency Hedged International Equity Fund	0.40%
WisdomTree International ESG Fund	0.30%
WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund	0.48%
WisdomTree Emerging Markets ESG Fund	0.32%
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund	0.32%
WisdomTree Emerging Markets Multifactor Fund	0.48%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.32%
WisdomTree Europe Hedged SmallCap Equity Fund	0.58%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree Floating Rate Treasury Fund	0.15%
WisdomTree U.S. Corporate Bond Fund	0.18%
WisdomTree U.S. High Yield Corporate Bond Fund	0.38%
WisdomTree U.S. Short-Term Corporate Bond Fund	0.18%
WisdomTree Germany Hedged Equity Fund	0.48%
WisdomTree Global High Dividend Fund	0.58%
WisdomTree Interest Rate Hedged High Yield Bond Fund	0.43%
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	0.23%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree International Multifactor Fund	0.38%
WisdomTree International Quality Dividend Growth Fund	0.42%
WisdomTree Japan Hedged SmallCap Equity Fund	0.58%
WisdomTree U.S. Multifactor Fund	0.28%
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	0.12%
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	0.12%
WisdomTree India ex-State-Owned Enterprises Fund	0.58%
WisdomTree Mortgage Plus Bond Fund	0.45%
WisdomTree Growth Leaders Fund (f/k/a WisdomTree Modern Tech Platforms Fund)	0.20%

A-1

Name of Series	Fee %
WisdomTree Cloud Computing Fund	0.45%
WisdomTree Enhanced Commodity Strategy Fund	0.55%
WisdomTree Cybersecurity Fund	0.45%
WisdomTree Alternative Income Fund	0.50%
WisdomTree International Efficient Core Fund	0.26%
WisdomTree Emerging Markets Efficient Core Fund	0.32%
WisdomTree BioRevolution Fund	0.45%
WisdomTree U.S. Growth & Momentum Fund	0.55%
Wisdomtree Battery Value Chain and Innovation Fund	0.45%
WisdomTree Target Range Fund	0.70%

	WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/ Stuart Bell
Name:	Jonathan Steinberg	Name:	Stuart Bell
Title:	President	Title:	Chief Operating Officer